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                                                                    Exhibit 4(j)
                                RENEWAL OPTION:
                        ESTATE ENHANCEMENT BENEFIT RIDER


The Renewal Option: Estate Enhancement Benefit Rider is made a part of the Contract to which it is attached (this Contract).

As used in this form: (1) the Renewal Option: Estate Enhancement Benefit Rider will be referred to as "this Rider"; (2) the Estate Enhancement Benefit provided by this Rider will be referred to as the Death Benefit; and (3) the Renewal Amount will mean the account value of this Contract as of the date this Rider becomes effective.

The Death Benefit provided by this Rider is only in effect: (1) for Non-Qualified Contracts and Contracts sold as Individual Retirement Annuities (IRA and Roth IRA) under Code Section 408(b) or 408A of the Internal Revenue Code of 1986, as amended; and (2) for Contracts where the Owner, pre-designated Joint Owner (if applicable) and Annuitant are all under the age of 76 on the effective date of this Rider.

This Rider is only in effect and is only applicable: (1) if the Owner of this Contract has elected to add this Rider to this Contract; and (2) if the LNL Home Office has approved the addition of this Rider to this Contract. This Rider will become effective on the Valuation Date at the end of the Valuation Period during which the addition of this Rider to this Contract is approved by the LNL Home Office. This Rider may only be elected one time.

Right to Examine Rider. Within 10 days after the date this Rider is first received, it may be cancelled for any reason by delivering or mailing it to the Home Office of LNL. Upon cancellation, LNL will waive the new Contingent Deferred Sales Charges imposed under the terms of this Rider and will re-impose the prior Contingent Deferred Sales Charges, if any, which were waived under the terms of this Rider. The Owner assumes all investment risk attributable to the Variable Account during this 10 day Right to Examine Rider period.

This Rider replaces, where applicable, the "Rider" Form 25923, the "Increased Guaranteed Minimum Death Benefit" rider Form DBA-2, the "Enhanced Guaranteed Minimum Death Benefit (EGMDB)" rider Form DBA-5 4/97, the "Enhanced Guaranteed Minimum Death Benefit (EGMDB) Amendment" Form DBA-5A 11/98, and the "Enhanced Guaranteed Minimum Death Benefit (EGMDB) Amendment" Form DBA-5B 06/99 which may have been attached to this Contract.

The following language shall replace the sixth paragraph of Section 1.04 (NET INVESTMENT RATE AND NET INVESTMENT FACTOR) of this Contract:

     The Net Investment Rate for each sub-account is equal to the Gross Investment Rate of the Fund minus a daily charge at an annual rate of [1.60%] for each day of the Valuation Period the Enhancement Rate described in Section 2.13 below is greater than 0.0% or [1.40%] for each day of the Valuation Period the Enhancement Rate is equal to 0.0%, plus or minus an adjustment for any taxes attributable to the operation of the Variable Account. LNL makes this deduction for administrative, mortality, and distribution expense risk guarantees.

The following provision shall be added to ARTICLE 1 (PURCHASE PAYMENTS) of this
Contract:

     1.09 RENEWAL OPTION

     The following shall occur on the Valuation Date the election of this Rider becomes effective:

     1) For purposes of Section 2.11 (Surrender Option) of this Contract, the Renewal Amount will be considered a Purchase Payment and will be subject to a new Contingent Deferred Sales Charge according to the terms of this Contract.

     2) Contingent Deferred Sales Charges, if any, will be waived on all Purchase Payments made to this Contract before the effective date of this Rider.

The following language shall be added after the last sentence of the By Owner provision in Section 2.02 (CHOICE OF ANNUITY PAYMENT OPTION) of this Contract:

     In addition, before the Maturity Date the Owner may select an Annuity Payment Option as a method of paying the Death Benefit to a Beneficiary.

The following language shall replace the third paragraph of Section 2.11 (SURRENDER OPTION) of this Contract:

     The Contingent Deferred Sales Charge does not apply to:

     1) Purchase Payments made to this Contract prior to the effective date of this Rider; or

     2) surrender of this Contract as a result of the total and permanent disability of the Annuitant; or

     3) surrender of this Contract as a result of the death of the Annuitant, the Owner, or the Joint Owner (if there are two or more Joint Owners, this means the Joint Owner pre-designated for payment of the Death Benefit as defined in Section 2.13); or

     4)   annuitization of this Contract.

The following provision shall replace Section 2.13 (DEATH OF ANNUITANT) of this Contract in its entirety:

     2.13 DEATH BENEFIT

     Death Before Commencement of Annuity Payments

     Entitlement to Death Benefit

     LNL will pay a Death Benefit for Contracts where the Owner has elected this Rider. LNL will pay the Death Benefit upon the death of the Annuitant, the Owner or the Joint Owner (if there are two or more Joint Owners, this means the Joint Owner pre-designated for payment of the Death Benefit). The Death Benefit will be paid upon approval by LNL after LNL is in receipt of: (1) due proof, satisfactory to LNL, of the death; (2) written authorization for payment; and (3) all required claim forms, fully completed.

     Due proof of death may be: (1) a certified copy of the death certificate;
     (2) a certified copy of a decree of a court of competent jurisdiction as to the findings of death; or (3) any other proof of death acceptable to LNL.

     Upon the death of the Annuitant, the Death Benefit will be paid to the Beneficiary in accordance with the terms of Article 3.

     Upon the death of the sole Owner, LNL will pay a Death Benefit to the Contingent Owner, if any; otherwise, to the Annuitant.

     If there is an Owner and no more than one Joint Owner, upon the death of either the Owner or the Joint Owner, LNL will pay a Death Benefit to the surviving Owner or Joint Owner.

     If there is an Owner and two or more Joint Owners, the Owner may pre-designate one of the Joint Owners upon whose death LNL will pay a Death Benefit. If the Owner has not pre-designated a Joint Owner, in writing to LNL, the youngest Joint Owner will be the pre-designated Joint Owner. Upon the death of either the Owner or the pre-designated Joint Owner, LNL will pay a Death Benefit to the surviving Owner and/or any Joint Owner(s) equally. Upon the death of a Joint Owner who was NOT the pre-designated Joint Owner, LNL will pay the cash surrender value to the surviving Owner and any surviving Joint Owner(s) equally.

     If the deceased Owner or Joint Owner is also the Annuitant, then the death will be treated as the death of the Annuitant and will be subject to the provisions of this Rider regarding death of the Annuitant.

     Determination of Death Benefit Amount

     The Death Benefit is equal to the greatest of the following four amounts:

     1) The account value of this Contract on the Valuation Date the Death Benefit is approved by the LNL Home Office for payment.

     2) The Renewal Amount plus the sum of all Purchase Payments made to this Contract after the effective date of this Rider and minus all withdrawals, partial annuitizations and premium tax (if any) made, effected or incurred on or after the effective date of this Rider.

     3) The highest account value at the time of fund valuation on any Contract Date anniversary following the effective date of this Rider prior to the 81st birthday of the deceased individual (Owner, pre-designated Joint Owner if applicable, or Annuitant) and prior to the date of death of the individual (Owner, pre-designated Joint Owner, or Annuitant) for whom a death claim is approved by the LNL Home Office for payment. If the Enhanced Guaranteed Minimum Death Benefit was in effect prior to the effective date of this Rider, then the highest account value will be calculated from the effective date of the Enhanced Guaranteed Minimum Death Benefit previously provided by this Contract. The highest account value is

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          adjusted for certain transactions. It is increased by Purchase
          Payments (other than the Renewal Amount) made on or after that Contract Date anniversary on which the highest account value is obtained. It is decreased by partial withdrawals, partial annuitizations and premium tax (if any) made, effected or incurred on or after that Contract Date anniversary on which the highest account value is obtained.

     4) The account value of this Contract on the Valuation Date the Death Benefit is approved by the LNL Home Office for payment plus an amount equal to the result of the Enhancement Rate multiplied times the lesser of: (1) the Contract Earnings; or (2) the Covered Earnings Limit. The Enhancement Rate, Contract Earnings and Covered Earnings Limit are described below:

                                        Age of Oldest Owner, pre-designated Joint Owner or
                                        Annuitant on date when this Rider became Effective
                                        --------------------------------------------------
                                        Ages [0-69]    Ages [70-75]    Ages [76+]
          Enhancement Rate equals:        [40.0%]        [25.0%]         [0.0%]

          Contract Earnings equals:
          1) the account value of this Contract as of the date of death of the individual (Owner, pre-designated Joint Owner, or Annuitant) for whom a death claim is approved by the LNL Home Office; minus
          2)  the Renewal Amount; minus
          3) each Purchase Payment that is made to this Contract on or after the effective date of this Rider and prior to the date of death of the individual (Owner, pre-designated Joint Owner, or Annuitant) for whom a death claim is approved by the LNL Home Office; plus
          4)  the amount by which each withdrawal made:
              a)  on or after the effective date of this Rider; and
              b) prior to the date of death of the individual (Owner, pre-designated Joint Owner, or Annuitant) for whom a death claim is approved by the LNL Home Office;
              exceeded the Contract Earnings immediately prior to the withdrawal.

          Covered Earnings Limit equals [200%] of:
          1)  the Renewal Amount; plus
          2) each Purchase Payment that is made to this Contract on or after the effective date of this Rider and prior to both the date of death of the individual (Owner, pre-designated Joint Owner, or Annuitant) for whom a death claim is approved by the LNL Home Office and the Contract Date anniversary immediately preceding the 76th birthday of the oldest of the Owner, pre-designated Joint Owner (if applicable) or Annuitant; minus
          3)  the amount by which each withdrawal made:
              a)  on or after the effective date of this Rider; and
              b) prior to the date of death of the individual (Owner, pre-designated Joint Owner, or Annuitant) for whom a death claim is approved by the LNL Home Office;
              exceeded the Contract Earnings immediately prior to the withdrawal.

     If the recipient of the Death Benefit is the surviving spouse of the deceased individual, the surviving spouse may elect to receive the Death Benefit by continuing this Contract as the sole Owner and having paid into this Contract the excess, if any, of the Death Benefit over the account value of this Contract on the date the Death Benefit is approved by the LNL Home Office for payment. If the surviving spouse elects to continue this Contract as the sole Owner, this Rider will continue in effect for this Contract and provide a subsequent Death Benefit, but with the following three changes:

     1) The Enhancement Rate used to calculate a subsequent Death Benefit will be determined by the age of the older of the surviving spouse or the Annuitant on the date the original Death Benefit was approved for payment.

     2)   The Contract Earnings for a subsequent Death Benefit will equal:
          a) the account value of this Contract as of the date of death of the individual (Surviving spouse or Annuitant) for whom a death claim for a subsequent Death Benefit is approved by the LNL Home Office; minus
          b)  the original Death Benefit; minus
          c) each Purchase Payment that is made to this Contract on or after the date the original Death Benefit was approved for payment and prior to the date of death of the individual (Surviving spouse or Annuitant) for whom a death claim for a subsequent Death Benefit is approved by the LNL Home Office; plus
          d)  the amount by which each withdrawal made:
              1) on or after the date the original Death Benefit was approved for payment; and
              2) prior to the date of death of the individual (Surviving spouse or Annuitant) for whom a death claim for a subsequent Death Benefit is approved by the LNL Home Office;

          exceeded the Contract Earnings immediately prior to the withdrawal.

     3)   The Covered Earnings Limit will equal [200%] of:
          a)  the original Death Benefit; plus
          b) each Purchase Payment that is made to this Contract on or after the date the original Death Benefit was approved for payment and prior to both the date of death of the individual (Surviving spouse or Annuitant) for whom a death claim for a subsequent Death Benefit is approved by the LNL Home Office and the Contract Date anniversary immediately preceding the 76th birthday of the older of the surviving spouse or the Annuitant; minus
          c)  the amount by which each withdrawal made:
              1) on or after the date the original Death Benefit was approved for payment; and
              2) prior to the date of death of the individual (Surviving spouse or Annuitant) for whom a death claim for a subsequent Death Benefit is approved by the LNL Home Office;
              exceeded the Contract Earnings immediately prior to the withdrawal.

     The Death Benefit will not be paid upon the death of any Owner, pre-designated Joint Owner or Annuitant who has been changed after the effective date of this Rider, unless such change is a result of the surviving spouse continuing this Contract as the sole Owner. This Rider will terminate upon the occurrence of any of the following: (1) payment of the original Death Benefit, unless this Contract is continued by the surviving spouse as the sole Owner in which case this Rider will terminate upon payment of the subsequent Death Benefit; or (2) annuitization of this Contract; or (3) termination of this Contract.

     Payment of Amounts upon Death

     If the Owner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as the death of the Owner.

     The proceeds (either the Death Benefit or the cash surrender value) payable upon the first death of the Owner or any Joint Owner, or payable upon the death of the spouse who continues this Contract, will be distributed as follows:

     1) the proceeds must be completely distributed within five years of the Owner's (or Joint Owner's) date of death; or

     2) the recipient of the proceeds may elect, within the one year period after the Owner's (or Joint Owner's) date of death, to receive the proceeds in substantially equal installments over the life of such recipient or over a period not extending beyond the life expectancy of such recipient; provided that such distributions begin not later than one year after the Owner's (or Joint Owner's) date of death.

     The Death Benefit payable upon the death of the Annuitant will be distributed to the designated Beneficiary in either the form of a lump sum or an Annuity Payment Option. An Annuity Payment Option must be selected within 60 days after LNL approves the death claim (see the Entitlement to Death Benefit provision).

     If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by LNL of the claim. This payment may be postponed as permitted by the Investment Company Act of 1940.

     Notwithstanding any provision of this Contract to the contrary, no payment of proceeds provided under this Contract will be allowed that does not satisfy the requirements of Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time.

     All payments will be subject to the laws and regulations governing death benefits.

     Death On or After the Commencement of Annuity Payments

     The Death Benefit described in Section 2.13 is no longer applicable and will terminate upon the commencement of Annuity Payments.

     If upon the death of the Annuitant (or both Joint Annuitants when applicable) any Annuity Payments remain under the Annuity Payment Option selected, they will be paid to the Beneficiary as provided by that Annuity Payment Option.

The following provision shall replace Section 4.02 (CONTROL) of this Contract in its entirety:

     4.02 CONTROL

     The Owner is the person (or entity) who has the ability to exercise all rights and privileges within this Contract.

     If a Joint Owner(s) is named in the application, the Owner and any Joint Owner shall be treated as having equal and undivided interests in this Contract. The Owner and any Joint Owner, independent of the other, may exercise any ownership rights in this Contract.

     A Contingent Owner cannot exercise any ownership rights in this Contract while the Owner or any Joint Owner is alive.


                  The Lincoln National Life Insurance Company

                        Nancy J. Alford, Vice President